Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-10/A (File No. 333-238785) of Aurinia Pharmaceuticals Inc. of our report dated March 4, 2020, relating to the consolidated financial statements of Aurinia Pharmaceuticals Inc., which appears as an exhibit to, and is incorporated by reference in Aurinia Pharmaceuticals Inc.’s Annual Report on Form 40-F for the year-ended December 31, 2019.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form incorporated by reference in this registration statement.

“/s/ PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Edmonton, Alberta

Canada

June 17, 2020

PricewaterhouseCoopers LLP
Stantec Tower, 10220 103 Avenue NW, Sutie 2200, Edmonton, Alberta, Canada T5J 0K4
T: 780 441 6700, F:780 441 6776, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.